EDGAR  EXHIBIT  12
REFERENCE  N-1A  EXHIBIT  (L)

                             SUBSCRIPTION  AGREEMENT
                              (FOR  INITIAL  CAPITAL)

TO:     CALVERT  SOCIAL  INDEX  SERIES,  INC.

     IN CONNECTION WITH THE INITIAL CAPITALIZATION OF CALVERT SOCIAL INDEX SERIES, INC. ("THE FUND"), THE UNDERSIGNED HEREBY PURCHASES SHARES OF COMMON STOCK ("SHARES") AND TENDERS THE AMOUNT IN PAYMENT THEREOF SET FORTH BELOW.


1. OWN ACCOUNT. THE UNDERSIGNED HEREBY REPRESENTS, WARRANTS AND COVENANTS THAT IT IS ACQUIRING THE SHARES IN GOOD FAITH SOLELY FOR THE UNDERSIGNED'S OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO RESALE, FRACTIONALIZATION, DISPOSITION OR DISTRIBUTION OF ALL OR ANY PART THEREOF. THE UNDERSIGNED WILL BE THE SOLE PARTY IN SHARES IN THIS INVESTMENT AND WILL BE VESTED WITH ALL LEGAL AND EQUITABLE RIGHTS IN THE SHARES. THE UNDERSIGNED IS AWARE THAT THERE ARE LEGAL AND PRACTICAL LIMITS ON THE UNDERSIGNED'S ABILITY TO SELL OR DISPOSE OF THE SHARES, AND, THEREFORE, THAT THE UNDERSIGNED MUST BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

2. NO REGISTRATION. THE UNDERSIGNED UNDERSTANDS, RECOGNIZES AND ACKNOWLEDGES THAT THE SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS, AND MAY NOT BE SOLD, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE FUND IS UNDER NO OBLIGATION TO, AND HAS NO INTENTION TO, REGISTER THE SHARES OR COMPLY WITH ANY EXEMPTION FROM REGISTRATION TO PERMIT ANY RESALE.

3. NO SALE OR TRANSFER. THE UNDERSIGNED WILL NOT ATTEMPT TO SELL, TRANSFER, ASSIGN, PLEDGE, OR OTHERWISE DISPOSE OF ALL OR ANY PORTION OF THE UNDERSIGNED'S SHARES UNLESS SUCH TRANSACTION WOULD CAUSE NO MATERIAL HARM TO THE FUND.


     THE  UNDERSIGNED  HEREBY  PURCHASES  6,667  SHARES  AND  TENDERS IN PAYMENT
THEREOF,  GOOD  FUNDS  IN  AN AMOUNT EQUAL TO $100,000 ON THIS 26TH DAY OF JUNE,
2000.


     CALVERT  ASSET  MANAGEMENT  COMPANY,  INC.


     BY:_______________________________
     WILLIAM  M.  TARTIKOFF
     SENIOR  VICE  PRESIDENT